Exhibit 99.1

VILLAGE SUPER MARKET, INC.
EXECUTIVE OFFICES
733 Mountain Avenue
Springfield, New Jersey 07081

VILLAGE SUPER MARKET, INC.
DECLARES QUARTERLY DIVIDEND

Contact:	John Van Orden, CFO
(973) 467-2200
VillageInvestorRelations@wakefern.com

    Springfield, New Jersey – March 17, 2023 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share. The dividends will be payable on April 27, 2023 to shareholders of record at the close of business on April 6, 2023.

    Village Super Market operates a chain of 34 supermarkets under the ShopRite and Fairway names in New Jersey, Maryland, New York and eastern Pennsylvania and four specialty markets under the Gourmet Garage name in New York City.